Exhibit 23.5

CONSENT OF GREENHILL & CO., LLC

Board of Directors

Skechers U.S.A., Inc.

228 Manhattan Beach Blvd.

Manhattan Beach, California 90266

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 4, 2025, to the Board of Directors of Skechers U.S.A., Inc. (“Skechers”) as an Annex to, and to the description of such opinion and to the references to our name under the headings “QUESTIONS AND ANSWERS ABOUT THE TRANSACTION,” “SUMMARY— Risk Factors,” “SUMMARY—Recommendations of the Independent Committee and the Skechers Board; Skechers’ Reasons for the Transaction, ” “SUMMARY— Opinion of Skechers’ Financial Advisor,” “RISK FACTORS—Risks Related to the Mixed Election Consideration and Ownership of Parent Units, ” “RISK FACTORS—Risks Related to the Transaction, ” “THE MERGER—Background of the Transaction,” “THE MERGER—Recommendations of the Independent Committee and the Skechers Board; Skechers’ Reasons for the Transaction,” “THE MERGER—Certain Unaudited Prospective Financial Information,” “THE MERGER —Opinion of Skechers’ Financial Advisor, ” “SUMMARY OF THE MERGER AGREEMENT—Representations and Warranties” and “SUMMARY OF THE MERGER AGREEMENT—Conditions to the Closing of the Merger” in, the joint information statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 filed by Beach Acquisition Co Parent, LLC (“Parent”) with the Securities and Exchange Commission (the “Commission”) on July 14, 2025 (the “First Amended Registration Statement”) and Amendment No. 2 to the Registration Statement on Form S-4 filed by Beach Acquisition Co Parent, LLC (“Parent”) with the Securities and Exchange Commission (the “Commission”) on July 29, 2025 (the “Second Amended Registration Statement”) and, in each case, relating to the proposed merger involving Skechers, Parent and Beach Acquisition Merger Sub, Inc. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission promulgated thereunder, or (2) that we are “experts” with respect to any part of the First Amended Registration Statement or Second Amended Registration Statement within the meaning of the term “expert” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder. Additionally, such consent does not cover any future amendments to the Second Amended Registration Statement.

GREENHILL & CO., LLC

By:	/s/ Zahid Ahmed
Name:	Zahid Ahmed
Title:	Managing Director